UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2019

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-35965 (Commission File Number)	20-2096338 (IRS Employer Identification Number

7900 Tysons One Place, Suite 1450, McLean, Virginia (Address of Principal Executive Offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 442-5500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01                         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2019, the Board of Directors of GTT Communications, Inc. (the “Company”) approved certain amendments of its Amended and Restated By-Laws.  The amendments, among other things:

•                  Establish advance notice requirements for stockholder nominations for the election of directors and for proposals to be brought before meetings of stockholders, starting with the 2019 annual meeting.

•                  Address voting standards in the election of directors.  In uncontested director elections, the election of a director requires that the number of shares voted “for” the director must exceed the number of shares voted “against” the director.  In contested director elections, a plurality voting standard will apply.

•                  Provide that the number of directors constituting the entire Board of Directors shall be not more than ten nor less than one, as fixed by the Board of Directors.

•                  Provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Amended and Restated By-Laws, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be the Delaware Court of Chancery, to the fullest extent permitted by law (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).

The Amended and Restated By-Laws also include other technical, conforming, modernizing and clarifying changes.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01                         Other Events.

The Company will nominate Benjamin Stein for election to the Company’s Board of Directors at its 2019 annual meeting to fill the newly authorized Board seat.  Mr. Stein is a Co-Founder of The Spruce House Partnership L.P. (“Spruce House”), and a Managing Member of its general partner and investment advisor.  Spruce House has advised us it is the beneficial owner of 12,375,000 shares of our common stock, which represents approximately 22% of our currently outstanding common stock.  In addition, if Mr. Stein is elected to the Company’s Board of Directors, the Company intends to invite Zachary Sternberg, who is also a Co-Founder of Spruce House and a Managing Member of its general partner and investment advisor, to serve as an unofficial observer at all meetings of our Board of Directors from and after the date Mr. Stein is elected as a director.

Item 9.01                         Financial Statements and Exhibits.

(d)         Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

3.1	Amended and Restated By-Laws of GTT Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTT COMMUNICATIONS, INC.

Date: April 22, 2019	By:	/s/ Michael T. Sicoli
Michael T. Sicoli
Chief Financial Officer